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                                                                    Exhibit 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Non statutory Stock Option Plan of Read-Rite Corporation, of our report dated October 29, 1999 (except for the sixth paragraph of Note 1, as to which the date is December 29, 1999), with respect to the consolidated financial statements and schedule of Read-Rite Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1999, filed with the Securities and Exchange Commission

                                            /s/  Ernst & Young, LLP

San Jose, California
October 16, 2000